                Exhibit 31.2

CERTIFICATION

I, Allen E. Dillard, certify that:

1)	I have reviewed this report on Form 10-K/A of Lakeland Industries, Inc.; and

2)

Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2022

By:	/s/ Allen E. Dillard
Chief Operating and Financial Officer
(Principal Financial Officer and Principal Accounting Officer)